Exhibit 99.1

MYLAN PROPOSES TO ACQUIRE PERRIGO FOR $205 PER SHARE

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.5 OF THE IRISH TAKEOVER PANEL ACT, 1997, TAKEOVER RULES 2013 AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE, EVEN IF THE DUE DILIGENCE PRE-CONDITION IS SATISFIED OR WAIVED.

Combination Would Create Global Pharmaceutical Leader with a Unique Profile and a Broad and Diverse
Portfolio Across Branded, Generic and OTC Products; a Powerful Commercial Platform Reaching All
Customer Channels; and an Exceptional, High Quality Operating Platform

Cash-and-Stock Proposal Delivers Significant, Immediate Value to Perrigo Shareholders, Plus
Participation in Long-Term Growth Opportunities Created by Combined Company

Transaction to Generate Significant Operating Synergies, Expand Operating Margins and Result in
Meaningful EPS Accretion

POTTERS BAR, England, April 8, 2015 – Mylan N.V. (NASDAQ: MYL) today announced that Mylan has made a proposal to acquire Perrigo Company plc (NYSE: PRGO) in a cash-and-stock transaction that would create a diversified, global pharmaceutical leader with an unmatched commercial and operating platform and a unique, one-of-a-kind profile. The combination of these highly complementary businesses would produce a company with critical mass in specialty brands, generics, over-the-counter (OTC) and nutritional products; a powerful commercial platform with reach across all customer channels; an exceptional high-quality operating platform; and opportunities to generate enhanced growth and deliver significant immediate and long-term value and benefits for shareholders and the other stakeholders of both companies.

Under the terms of the non-binding proposal, which was delivered to Perrigo’s Chairman on April 6, 2015, Perrigo shareholders would receive $205 in a combination of cash and Mylan stock for each Perrigo share, which represents a greater than 25% premium to the Perrigo trading price as of the close of business on Friday, April 3, 2015 (the last trading date prior to the date of Mylan’s proposal), a greater than 29% premium to Perrigo’s sixty-day average share price and a greater than 28% premium to Perrigo’s ninety-day average share price.

Mylan’s Executive Chairman Robert J. Coury commented, “This proposal is the culmination of a number of prior discussions between Mylan and Perrigo about the compelling strategic and financial logic of this combination. This combination would result in meaningful immediate and long-term value creation, and our proposal is designed to deliver that value to shareholders and other stakeholders of both companies.  We have great respect for Perrigo’s board and management team and what they have built.  We look forward in the weeks ahead to working with them to capitalize on this tremendous opportunity and working together to create a unique leader with a one-of-a-kind profile in our industry.”

The proposal is subject to the pre-condition of confirmatory due diligence, which pre-condition may be waived by Mylan at its discretion.  This announcement is not an announcement of a firm intention to make an offer under rule 2.5 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 and there can be no certainty that an offer will be made, even if the due diligence pre-condition is satisfied or waived. A further statement will be made if and when appropriate.

The full text of the letter delivered to Perrigo by Mylan on April 6, 2015 is included below.

April 6, 2015

Joseph C. Papa
President, Chief Executive Officer and Chairman
Perrigo Company plc
Treasury Building
Lower Grand Canal St.
Dublin 2, Ireland

Dear Joe:

As you and I have discussed on a number of occasions over the past few years, a combination of Mylan and Perrigo offers clear and compelling strategic and financial benefits, has sound industrial logic, and would create a global leader with a unique and one-of-a-kind profile.  We have complementary operations across all of our businesses, both from a product and geographic perspective.  In an environment where scale and reach are becoming increasingly important, the combination of our companies would result in an unmatched global platform, substantial revenue and operating synergies, and enhanced long-term growth potential, all of which would serve to create significant value for the combined company’s shareholders and other stakeholders.

Based on our many conversations over the years and my knowledge of Perrigo, I have often noted the similarity in the culture and core values of our two companies.  We both place paramount emphasis on integrity, respect and responsibility in our commitment to provide the world’s 7 billion people access to the broadest range of affordable, high quality medicine.  We also have a common focus on innovation, reliability and excellent customer service.  Most importantly, all of our people are dedicated to creating better health for a better world, one person at a time.  This shared culture and these common values will be key contributors to a successful integration.

For the foregoing reasons, I am writing on behalf of Mylan to propose a combination of Mylan and Perrigo in a transaction that would deliver to your shareholders significantly greater near-term and long-term value than they could otherwise obtain on a standalone basis.  Our proposal is the natural culmination of our prior discussions and reflects our shared vision for the industry.  This is the right time for our two companies to move forward together, and Mylan and our Board are firmly committed to making this combination a reality.

Specifically, we propose to offer Perrigo shareholders $205 in a combination of cash and Mylan stock for each Perrigo share, which represents a greater than 25% premium to the Perrigo trading price as of the close of business on Friday, April 3, 2015, a greater than 29% premium to Perrigo’s sixty-day average share price and a greater than 28% premium to Perrigo’s ninety-day average share price.

Our proposal provides a very significant cash payment to Perrigo shareholders.  In addition, even with conservative assumptions for what we believe to be significant and meaningful synergies coming from both companies, our proposal provides Perrigo shareholders with an even greater equity value in the combined company than they currently have in Perrigo today.

In addition to the compelling value to shareholders, a combination of Mylan and Perrigo would offer substantial benefits to the other stakeholders of both companies.  In particular, the combination would provide a broader variety of opportunities to our employees and increased stability for the communities in which we operate and serve.  The position of our creditors and suppliers would be enhanced by the combined company’s scale and significant free cash flows, and patients would receive improved access to affordable, high quality medicine through increased scale across geographies and robust capabilities to drive innovation.

As you and I have acknowledged in our prior discussions, we have no doubt that you and your Board will recognize the compelling logic of this transaction as outlined below:

•	Highly complementary businesses with strong presence in key developed and emerging markets around the world;

•	Attractive, diversified portfolio with critical mass across generics, OTC, specialty brands and nutritionals;

•
Powerful commercial platform with strong reach across multiple channels, giving the combined company an increasingly important strategic advantage in light of the evolving distributor and payor dynamics across geographies;

•
World-class operating platform, including an unrivaled combined manufacturing platform, renowned supply chain capabilities, vertical integration and global sourcing excellence with the cost advantages and flexibility to be a leading reliable source of high quality products around the world;  and

•
Strong R&D capabilities, including broad technological capabilities across prescription, OTC and nutritionals products, and expertise in complex, difficult-to-formulate products, which would continue to expand our pipeline and drive long-term growth.

Our proposed transaction not only makes compelling strategic sense, it also results in a combined company with a very strong financial profile, including:

•	Approximately $15.3 billion in 2014 pro forma sales;

•	Substantial free cash flows driving rapid deleveraging and enhanced reinvestment into the business;

•	Compelling synergies resulting in operating margin expansion and EPS accretion;

•	Scope for meaningful revenue synergies given the strength of the combined business, rich pipeline of launches, and opportunities to mean more to our customers across business lines;

•	A much stronger, larger and more diverse platform to create enhanced and more predictable earnings growth; and

•	Greater opportunities for continued growth through strategic acquisitions.

Mylan is a seasoned integrator and quality operator, and we have extensive and proven experience in successfully integrating combinations like this one and capturing the significant value we see ahead.

We and our advisors have carefully studied the regulatory aspects of a combination of Mylan and Perrigo, and we are confident that we would be able to structure a transaction that would not pose material impediments to closing.

The Mylan Board would like to offer you the opportunity to serve with me as co-Chairman and as a member of the Mylan Board.  In addition, I look forward to discussing with you the possibility of potentially including other Perrigo directors on the Mylan Board.

The Mylan Board believes that continuity of our management team, with its successful track record of execution and proven strategic vision, is critical to the success of the combined company.  As such, I will continue to serve as Mylan’s Executive Chairman, Heather Bresch will continue to serve as CEO and Rajiv Malik will continue to serve as President.  Our Board also has great respect for your senior management team, and we envision the combined company leveraging the best of our collective management and employee talent.  To that end, we are hopeful that, among others at Perrigo, Judy Brown and Todd Kingma would be willing to serve in important roles with the combined company.  We also envision important roles in the combined company for members of Marc Coucke’s Omega Pharma management team.  We look forward to exploring with you other ways of maximizing the benefits to our shareholders and other stakeholders presented by combining these two very strong management teams.

We have dedicated a full team to the evaluation of Perrigo, including both Mylan management and outside advisors, and have conducted a thorough review of the business and its operations based on publicly available information.  In order to finalize our proposal, we would welcome the opportunity to complete customary confirmatory due diligence, which we believe could be completed quickly.  We stand ready to begin working with you and your team immediately and are prepared to commit the resources and time required to complete the proposed transaction expeditiously.  To that end, we have retained Goldman Sachs as financial advisors and Cravath, Swaine & Moore as legal advisors to assist us in completing this transaction.

This preliminary proposal is a non-binding indication of interest.

We look forward to working together with you to deliver compelling value and benefits to our respective shareholders and other stakeholders.

Very truly yours,

/s/ Robert J. Coury
Robert J. Coury
Executive Chairman

ABOUT MYLAN

Mylan is a global pharmaceutical company committed to setting new standards in healthcare. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what's right, not what's easy; and impact the future through passionate global leadership. We offer a growing portfolio of around 1,400 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately 40% of HIV/AIDS patients in developing countries depend. We also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in about 145 countries and territories. Our workforce of approximately 30,000 people is dedicated to creating better health for a better world, one person at a time. Learn more at mylan.com.

RESPONSIBILITY STATEMENT

The directors of Mylan accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case) the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, 1% or more of any class of ‘relevant securities’ of Perrigo or Mylan, all ‘dealings’ in any ‘relevant securities’ of Perrigo or Mylan (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the ‘offer period’ ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Perrigo or Mylan, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules. Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Perrigo by Mylan or ‘relevant securities’ of Mylan by Perrigo, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie. Interests in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289. Goldman Sachs, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting for Mylan and no one else in connection with the proposed transaction and will not be responsible to anyone other than Mylan for providing the protections afforded to clients of Goldman Sachs, or for giving advice in connection with the proposed transaction or any matter referred to herein.

Goldman Sachs does not accept any responsibility whatsoever for the contents of this announcement or for any statement made or purported to be made by them or on their behalf in connection with the Offer. Goldman Sachs accordingly disclaims all and any liability whether arising in tort, contract or otherwise which it might otherwise have in respect of this announcement or any such statement.

ADDITIONAL INFORMATION

In connection with the proposal, Mylan expects to file certain materials with the Securities and Exchange Commission (the “SEC”), including, among other materials, a Registration Statement on Form S-4 and a proxy statement on Schedule 14A (in preliminary and then definitive form). This communication is not intended to be, and is not, a substitute for such filings or for any other document that Mylan may file with the SEC in connection with the proposal. INVESTORS AND SECURITYHOLDERS OF MYLAN AND PERRIGO ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BEFORE MAKING AN INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, PERRIGO AND THE PROPOSAL. Such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to Mylan at 724-514-1813 or investor.relations@mylan.com. Any materials filed by Mylan with the SEC that are required to be mailed to shareholders of Perrigo and/or Mylan will also be mailed to such shareholders. This communication has been prepared in accordance with U.S. securities law, Irish law and the Irish Takeover Rules.

PARTICIPANTS IN SOLICITATION

This communication is not a solicitation of a proxy from any investor or shareholder. However, Mylan and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposal under the rules of the SEC. Information regarding Mylan’s directors and executive officers may be found in the Mylan proxy statement/prospectus on Form S-4 filed with the SEC on December 23, 2014 and Mylan Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants, which may, in some cases, be different than those of Mylan’s shareholders generally, will also be included in the materials that Mylan intends to file with the SEC when they become available.

NON-SOLICITATION

This communication is not intended to, and does not, constitute or form part of (1) any offer or invitation to purchase or otherwise acquire, subscribe for, tender, exchange, sell or otherwise dispose of any securities, (2) the solicitation of an offer or invitation to purchase or otherwise acquire, subscribe for, sell or otherwise dispose of any securities or (3) the solicitation of any vote or approval in any jurisdiction pursuant to this communication or otherwise, nor will there be any acquisition or disposition of the securities referred to in this communication in any jurisdiction in contravention of applicable law or regulation. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FURTHER INFORMATION

The distribution of this communication in certain jurisdictions may be restricted or affected by the laws of such jurisdictions. Accordingly, copies of this communication are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this communication (including, without limitation, nominees, trustees and custodians) and are subject to the laws of any such jurisdiction will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Mylan disclaims any responsibility or liability for the violations of any such restrictions by any person.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for Mylan, Perrigo, or the combined company and products and any other statements regarding Mylan’s, Perrigo’s, or the combined company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and targets for future periods. These may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties as to the timing of the proposed transaction; uncertainties as to whether Perrigo will cooperate with Mylan and whether Mylan will be able to consummate the proposed transaction; uncertainties as to whether shareholders will provide the requisite approvals for the proposed transaction; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the proposed transaction will not be satisfied; the possibility that Mylan will be unable to obtain regulatory approvals for the proposed transaction or be required, as a condition to obtaining regulatory approvals, to accept conditions that could reduce the anticipated benefits of the proposed transaction; the ability to meet expectations regarding the accounting and tax treatments of the proposed transaction, changes in relevant tax and other laws, including but not limited to changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; the integration of Perrigo being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the proposed transaction; the retention of certain key employees of Perrigo being difficult; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected time-frames or at all and to successfully integrate Perrigo; expected or targeted future financial and operating performance and results; the capacity to bring new products to market, including but not limited to where Mylan uses its business judgment and decides to manufacture, market and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); success of clinical trials and Mylan’s ability to execute on new product opportunities; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on financial condition, results of operations and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impact of competition; changes in the economic and financial conditions of the businesses of Mylan, Perrigo, or the combined company; the inherent challenges, risks, and costs in identifying, acquiring and integrating complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan’s business activities, see the risks described in Mylan Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings with the SEC. You can access Mylan’s filings with the SEC through the SEC website at www.sec.gov, and Mylan strongly encourages you to do so. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this release, except as required by law.

NO PROFIT FORECAST / ASSET VALUATIONS

No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Mylan or Perrigo as appropriate. No statement in this announcement constitutes an asset valuation.

SOURCES AND BASES OF INFORMATION

The historical share price information for Perrigo is sourced from the New York Stock Exchange.

For the purposes of determining the premium described above, Perrigo’s share price as of close of business on Friday, April 3, 2015 ($163.73) has been used. For the purposes of determining the premium relative to Perrigo's sixty-day average share price, Perrigo’s sixty-day average share price as of close of business on Friday, April 3, 2015 ($158.71) has been been used.  For the purposes of determining the premium relative to Perrigo’s ninety-day average share price, Perrigo’s ninety-day average share price as of close of business on Friday, April 3, 2015 ($159.64) has been used.

The information regarding pro forma 2014 revenues for Mylan and Perrigo combined is extracted from: (i) for information relating to Mylan, Mylan N.V.’s Amended Current Report (Form 8-K/A) filed with the SEC on March 26, 2015; (ii) for information relating to Perrigo, Perrigo’s Quarterly Report (Form 10-Q) for the period ended December 27, 2014 filed with the SEC on February 5, 2015, Perrigo’s Annual Report (Form 10-K) for the period ended June 28, 2014 filed with the SEC on August 14, 2014 and Perrigo’s press release announcing the completion of the acquisition of Omega Pharma Invest N.V. published on March 30, 2015.

The information set forth under “About Mylan” above has been extracted from Mylan Inc.’s Annual Report (Form 10-K) for the period ended December 31, 2014 filed with the SEC on March 2, 2015.

MYLAN CONTACTS

Nina Devlin (Media), (724) 514-1968
Kris King (Investors), (724) 514-1813